Exhibit 10.13

THIRD AMENDMENT TO DEVELOPMENT AND MANUFACTURING AGREEMENT

THIS THIRD AMENDMENT TO DEVELOPMENT AND MANUFACTURING AGREEMENT is made this 26th day of March, 2008, by and among ICOP DIGITAL, INC., a Colorado Corporation, (“ICOP DIGITAL”) and the TIETECH CO., LTD., a Japanese Corporation, (“TIETECH”).

RECITALS

WHEREAS, ICOP DIGITAL and TIETECH entered into that certain Development and Manufacturing Agreement dated on or about February 10, 2005 and amended on December 27, 2005 and April 3, 2006 (“Agreement”); and

WHEREAS, ICOP DIGITAL and TIETECH desire to amend the terms of ARTICLE 2, SECTION 2.2 PURCHASE ORDERS as provided for herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the Agreement by deleting Article 2, Section 2.2 and replacing it with the document identified as Amendment Three which is attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have executed this third Amendment to Development and Manufacturing Agreement as of the day and year first written above.

ICOP DIGITAL:

ICOP DIGITAL, INC., a Colorado Corporation

DAVID C. OWEN,
President and CEO

TIETECH:

TIETECH CO., LTD., a Japanese Corporation

HIRO NOMURA
President and CEO

AMENDMENT THREE

ARTICLE 2
MANUFACTURING OBLIGATIONS

2.2 PURCHASE ORDERS. ICOP DIGITAL shall provide a six-month rolling forecast which shall be updated at the end of each calendar month. The first three months of this forecast will be a firm commitment for TIETECH to deliver and for ICOP DIGITAL to accept deliveries. ICOP DIGITAL shall issue a purchase order for each lot of product purchased, and shall order in minimum quantities of 1,000 DVRs (“Units”). The minimum lifetime production shall be 10,000 Units, not to be purchased later than December 31, 2009. The parties shall cooperate to purchase long lead items and obtain quantity discounts beyond the three-month rolling forecast described in Paragraph 2.1.